Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005



a)
                          [OCWEN logo]





                       Ocwen Loan Servicing, LLC
                        successor in interest to
                         Ocwen Federal Bank FSB
          Compliance Certification Year Ended December 31, 2005
                            CSFB HEMT 2005-5





The undersigned Officer of Ocwen Loan Servicing, LLC successor in interest to Ocwen Federal Bank FSB (the "Servicer") confirms that a review of the activities of the Servicer during the calendar year ending on December
31, 2005 and of the performance of the Servicer under the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Servicing Agreement") has been made under his supervision. Except as noted on the Management
Assertion on Compliance with USAP, to the best of the undersigned
Officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations as set forth in the Servicing Agreement.





By: /s/ Scott W. Anderson                      Dated:  February 28, 2006
Scott W. Anderson, Senior Vice President


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b)
[Seleted Portfolio Servicing, inc. logo]



Agreement:
Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio Servicing, Inc., Servicer And Special Servicer and U.S. Bank National Association, Trustee - Pooling And Servicing Agreement - Home Equity Mortgage Trust Series 2005-5, Home Equity Mortgage Pass-Through Certificates, Series 2005-5



Dated:
12/1/2005


ANNUAL STATEMENT AS TO COMPLIANCE


In accordance with the applicable section in each of the Pooling and Servicing Agreements specified

i.	a review of the activities of the Servicer during the year ended
        December 31, 2005 and of performance under this Agreement has been made under such officers' supervision; and
ii.	to the best of such officers' knowledge, based on such review, the
	Servicer has fulfilled all of its obligations under this Agreement throughout such year.




February 21, 2006


/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
Select Portfolio Servicing, Inc.


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c)

[Wilshire Logo]
Wilshire Credit Corporation

Payments
P.O. Box 30040; Los Angeles, CA 90030-0040
or PO. Box 650314; Dallas, TX 75265-0314

Correspondence
P.O. Box 8517; Portland, OR 97207-8517

Phone
(503) 952-7947
(888) 502-0100

Fax
(503) 952-7476

Web Site
www.wfsg.com


March 9, 2006

US Bank Corporate Trust Services
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107-2292
Attn: Susan Burdick

Credit Suisse
11 Madison Avenue, 4th floor
New York, NY 10010
Attn: Adam Loskove




Re: Wilshire Pools 96 & 445

Pooling & Servicing Agreement dated as of December 1, 2005 between Credit Suisse First Boston Mortgage Securities
Corp., Depositor, DLJ Mortgage Capital, Inc., Seller,
Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC,
Servicer, Select Portfolio Servicing, Inc, Servicer and U.S. Bank National Association, Trustee for the Home Equity Mortgage Trust Series 2005-5

		Annual Servicing Officer's Certification


I, Jay H. Memmott, certify to the Trustee and to the Depositor and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I.	A review of the activities of the Servicer during the preceding calendar year and of its performance under the referenced Servicing Agreements has been made under my Supervision; and

II.	To the best of my knowledge, based on the review, the Servicer has materially fulfilled all of its obligations under the Servicing Agreements throughout the year except as disclosed in writing on or prior to the date of this certification either in the accountants' report required under the related Agreements or in disclosure a copy of which is attached hereto.

WILSHIRE CREDIT	CORPORATION



By:/s/Jay H. Memmott
Name: Jay H. Memmott
Title: Chairman, President & CEO